[X]  Please mark your votes as in this example.        Addressee



      I, THE UNDERSIGNED BENEFICIAL HOLDER of            (number)
of Redeemable Common Stock Purchase Warrants of M.H. Meyerson &
Co., Inc. (the "Warrants") hereby:

           CONSENT  [   ]       WITHHOLD CONSENT        [  ]

to the amendment to the terms of the Warrants as outlined in the
Prospectus dated                              , 1996.




Signature      Date           Signature, if held jointly     Date